EXHIBIT 23.1

       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Patriot Scientific Corporation
San Diego, California

We hereby consent to the incorporation by reference in the previously filed Registration Statements (No. 333-57602, No. 333-81156, No. 333-100901 and No.
333-108489) of Patriot Scientific Corporation of our report dated August 18, 2005, except for notes 10 and 12, for which the date is September 12, 2005, relating to the consolidated financial statements of Patriot Scientific Corporation, appearing in the Company's Annual Report on Form 10-KSB for the year ended May 31, 2005.


/s/  Mayer Hoffman McCann P.C.

San Diego, California
September 12, 2005